CERTIFICATE OF TRUST

                                       OF

                             D.L. Babson Bond Trust

                           a Delaware Statutory Trust

This Certificate of Trust of D.L. Babson Bond Trust (the "Trust"), dated this 9th day of October, 2002, is being duly executed and filed, in order to form a statutory trust pursuant to the Delaware Business Trust Act (the "Act"), Del. Code Ann, tit. 12, ss.ss.3801-3819.

1. NAME.  The name of the  statutory  trust formed  hereby is  "D.L.Babson  Bond
Trust."

2. REGISTERED OFFICE AND REGISTERED AGENT. The Trust will become, prior to the issuance of shares of beneficial interest, a registered investment company under the Investment Company Act of 1940, as amended. Therefore, in accordance with section 3807(b) of the Act, the Trust has and shall maintain in the State of Delaware a registered office and a registered agent for service of process.

(a) REGISTERED OFFICE. The registered office of the Trust in Delaware is 919 North Market Street, Wilmington, Delaware 19801.

(b) REGISTERED AGENT. The registered agent for service of process on the Trust in Delaware is SR Services, LLC, 919 North Market Street, Wilmington, Delaware 19801.

3. LIMITATION OF LIABILITY. Pursuant to section 3804(a) of the Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust, whether such series is now authorized and existing pursuant to the governing instrument of the Trust or is hereafter authorized and existing pursuant to said governing instrument, shall be enforceable against the assets associated with such series only, and not against the assets of the Trust generally or any other series thereof, and, except as otherwise provided in the governing instrument of the Trust, none of the debts liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof shall be enforceable against the assets of such series.

IN WITNESS WHEREOF, the Trustees named below do hereby execute this Certificate of Trust as of the date first-above written.

                                                /s/EDWARD S. RITTER
                                                --------------------
                                                Edward S. Ritter

                                                /s/H. DAVID RYBOLT
                                                -------------------
                                                H. David Rybolt

                                                /s/WILLIAM H. RUSSELL
                                                ----------------------
                                                William H. Russell